Exhibit 99.1

PRESS RELEASE

Homepoint to Sell Wholesale Originations Business to The Loan Store

ANN ARBOR, Mich., April 7, 2023 — Homepoint, the third-largest wholesale lender by origination volume for the year ending December 31, 2022 according to Inside Mortgage Finance, today announced it has entered into a definitive agreement to sell certain assets of the company’s wholesale originations channel to The Loan Store, Inc., a national wholesale lender headquartered in Tucson, Arizona.

“Due to the tremendous effort of our associates and the support of our broker partners, we have built Homepoint from a startup to the third-largest wholesale lender,” said Willie Newman, President and CEO of Homepoint. “After careful consideration, and in light of current market conditions, we have decided to sell our wholesale originations business to The Loan Store. We believe this is the best decision for our company to continue to deliver value to Home Point shareholders.”

As a result of this transaction, Homepoint is winding down its nine-year tenure as a direct participant in the originations market. Homepoint will hold an equity interest in The Loan Store, enabling the company and its shareholders to participate in The Loan Store’s potential future success.

Moving forward, Homepoint will continue to strategically manage its mortgage servicing rights (MSR) asset and balance sheet.  The company expects its high-performing MSR portfolio to continue to generate significant returns and cash flow over time.

The acquisition supports The Loan Store’s ambitious goals to scale its loan originations business into a leading national wholesale mortgage lender. Like Homepoint, The Loan Store operates solely in the wholesale channel.

Homepoint’s President of Originations, Phil Shoemaker, a mortgage industry veteran of more than 25 years, will serve as Chief Executive Officer of The Loan Store. Mark Lefanowicz, the current CEO of The Loan Store, will move into an Executive Chairman role on the company’s board.

“I am proud of what we accomplished at Homepoint and thankful for the experience,” said Phil Shoemaker, President of Originations at Homepoint. “I’m looking forward to the next chapter at The Loan Store where we will continue making a positive impact within the wholesale lending community.”

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PRESS RELEASE

Founded in 2019, The Loan Store has constructed a platform that leverages automation to deliver a high level of speed and customer service while being able to provide consistently competitive pricing.

“At The Loan Store, we’ve built an efficient platform that provides what we believe is truly a best-in-class experience for our partners,” said Brandon Stein, President of the Loan Store. “Combining that with the visionary leadership of Phil Shoemaker and a highly regarded sales and operations team, The Loan Store is well-positioned to sustainably scale our business.”

The transaction is expected to close in the second quarter of 2023, subject to customary closing conditions.

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About The Loan Store
Founded in 2019, The Loan Store, Inc. is a rapidly growing wholesale mortgage company leveraging efficient processes, modern technology, and decades of mortgage expertise to create a successful ecosystem for its broker and correspondent partners. The Loan Store is laser-focused on being a reputable conventional, jumbo, VA, and Non-QM lender, aggressively priced across all products for our clients. Led by industry veterans, we understand the importance of our symbiotic partnerships with brokers and lenders across the country. The Loan Store is dedicated to perpetuating its growth through 5-star service, automated processes, and consistently low rates.

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PRESS RELEASE

Forward-Looking Statements
This press release contains certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, but are not limited to, statements relating to the future financial performance of Home Point Capital Inc. (together with its subsidiaries, “Home Point Capital”), Home Point Capital’s business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which Home Point Capital operates and other similar matters. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “could,” “would,” “will,” “may,” “can,” “continue,” “potential,” “should” and the negative of these terms or other comparable terminology often identify forward-looking statements. Forward-looking statements are not guarantees of future performance, are based upon assumptions, and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: the effects of the COVID-19 pandemic on Home Point Capital’s business; counterparty risk; competition in the industry in which Home Point Capital operates; Home Point Capital’s ability to adapt to and implement technological changes; any failure to attract and retain a highly skilled workforce, including Home Point Capital’s senior executives; Home Point Capital’s ability to obtain, maintain, protect and enforce its intellectual property; any cybersecurity risks, cyber incidents and technology failures; Home Point Capital’s failure to deal appropriately with various issues that may give rise to reputational risk, including legal and regulatory requirements; and any employment litigation and related unfavorable publicity. Many of the important factors that will determine these results are beyond Home Point Capital’s ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date thereof. Except as otherwise required by law, Home Point Capital does not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of such forward-looking statements or to reflect the occurrence of unanticipated events. You should refer to the risks and uncertainties listed under the heading “Risk Factors” in Part I, Item 1A. of Home Point Capital’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such risk factors may be amended, supplemented or superseded from time to time by other reports Home Point Capital files with the Securities and Exchange Commission, for a discussion of other important factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements.

Media Contact:
Brad Pettiford
Director of Public Relations
(734) 356-3092
bpettiford@hpfc.com

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